13/09/2020
Ref.: HFZ/FIN/22282/20

Quality International Co. Ltd FZC
License No.: **4378,4379**
P.O.Box: 50622,
Hamriyah Free Zone
Sharjah, U.A.E.
Tel: **97167480511**
Mob: **971504624140** Fax: **06-5134105**

RRP-3344

Kind Attn.: Ramakrishnan S Kodapully

Dear Sir,

Sub: **Rent Revision Amendment - Inner Harbour Phase 1 - HD-22F** (4,114sq.m.)
Ref.: Your Letter Ref: MD/32/2020 dtd. 05/09/2020

Following your request, our management is pleased to continue the existing discounted rate for two more years i.e. from 11/09/2020 to 10/09/2022 as a special case.

Thus, the rent for the next 3 years will be amended as follows:

Year	Rate/sqm (AED)	Gross Rent (AED)	Discount (AED)	Net Rent (AED)	Effective Rate/sqm
11/09/2020 - 10/09/2021	70.00	287,980	47,997	239,983	58.33
11/09/2021 - 10/09/2022	70.00	287,980	47,997	239,983	58.33
11/09/2022 - 10/09/2023	70.00	287,980	0	287,980	70.00

We look forward to your acceptance of the above lease rates. Kindly contact Leasing & Licencing Dept. (Ms. Haya 06 5133434 or haya.alkhayal@hfza.ae) to amend the lease agreement with the new rates.

Yours sincerely,

T V RAMESH
Chief Financial Officer

0526097901
SABITH

Cc: Director, MSC, L&L Dept

FORM OF AMENDMENT

Amendment Date : 14 September, 2020

هيئة المنطقة الحرة بالحمرية
HAMRIYAH
FREE ZONE AUTHORITY

HFZ/LD/22487/LA/2020

LEASE & PERSONNEL SECONDMENT AGREEMENTS
DATED **22 May, 2014**
BETWEEN **HAMRIYAH FREE ZONE AUTHORITY**
(the "Landlord")
and **QUALITY INTERNATIONAL CO. LTD FZC** (the "Tenant")
(the "Agreements")

The Landlord and the Tenant hereby agree to revise the rent as follows:

"Clause 2", Rent for plot No. HD-22F (4114.00Sq.m), Total Area (4114.00 Sqm).

Year	Area (m2)	Rate/m2 (AED)	Gross Rent (AED)	Rent Holiday / Discount (AED)	Net Rent (AED)	Effective Rate /sqm
11/09/2020 - 10/09/2021	4,114.00	70.00	287,980	47,997	239,983	58.33
11/09/2021 - 10/09/2022	4,114.00	70.00	287,980	47,997	239,983	58.33
11/09/2022 - 10/09/2023	4,114.00	70.00	287,980	0	287,980	70

In the event of facility termination during the next 3 years, the rent holiday provided if any will be reversed in full.

The Lease period shall be **25** year(s) from lease agreement date. Any Tax as applied by UAE laws will be applicable on all rent, fees and charges

All other terms and conditions remain unchanged.

The Landlord and the Tenant hereby agree that this Amendment forms part of the Agreements and shall have the same force and effect as if expressly set out in the body of the Agreements. Except the aforesaid variations in accordance with the terms and conditions of this Amendment, the provisions of the Agreements shall continue in full force and effect and this amendment will supercede all previous understanding.

IN WITNESS whereof the parties hereto have caused this Amendment to be duly executed the day and year first before written

Signed **L & L Dept.**

F & A Dept. 26/10

For and on behalf of
Hamriyah Free Zone Authority

By: (Authorized Signatory)

حكومة الشارقة هيئة المنطقة الحرة بالحمرية 3 Government of Sharjah HAMRIYAH FREE ZONE AUTHORITY

Signed
For and on behalf of
Quality International Co. Ltd FZC

By: (Director/Manager)

QUALITY INTERNATIONAL CO. LTD. F.Z.C. P.O.BOX : 50622 HFZ SHARJAH - U.A.E. TEL : 06-5134100

Ref. Agreement No: 12561

Empowering Enterprise™
تمكين الأعمال التجارية™
P.O. Box: 1377 Sharjah, UAE
t: +971 6 526 3333
f: +971 6 526 3555
e: info@hfza.ae
hfza.ae
ص.ب. ١٣٧٧ الشارقة، إ.ع.م
هـ +٩٧١ ٦ ٥٢٦ ٣٣٣٣
ف +٩٧١ ٦ ٥٢٦ ٣٥٥٥
حكومة الشارقة
Government of Sharjah

LEASE PROFILE

Additional Facility

Aisha

Date of Contract	:	22-May-2014
Tenant Name	:	Quality International Co. Ltd FZE
License Type	:	INDUSTRIAL / COMMERCIAL
Address of the Client	:	Plot Nos
License No	:	4378, 4379
Telephone	:	97167480511 **Mobile** 971504624140
Email	:	info@qualityinternational.ae
Initial Rent	:	89,944 AED
Activities	:	
Premises	:	LAND
Premises No	:	HD-22F
Rent Commencement Date	:	22-May-2014
Contract Review Date	:	10-~~October~~ SEP-2014
Term Commencement Date	:	22-May-2014
Period of Contract	:	25 Year(s) (Can be up to 25 years, Rate to be revised periodically)
Contact Person	:	
Payment Terms	:	4 Installments

Particulars	Charges
GENERAL SERVICE CHARGE (LAND)	AED 5,000
NOC	AED 2,000
AMMENDEMENT CHARGE	AED 1,000
RENT	AED 89,944
SECURITY DEPOSIT (LAND)	AED 5,000

Total : AED 102,944

Term : 25 Year(s) renewable by the renewal date with payments and Audited financials in accordance with applicable rules. **Failure in renewal** shall cause, without notice, the following within a maximum period of 3 months :

a. **Termination of lease and license;** all charges applicable until the termination date.

b. **Reporting abscondance to UAE immigration department on all visas** in the company within the next 3 months (total 6 months from renewal date) if termination procedures including visa cancellations are not completed.

(Currently applicable for Offices and E-Offices Only)

Customer's initials _______ HFZ's representative initials _______

Printed 22-May-2014 11:31 am Printed By: Dawood

LEASE PROFILE - LAND

Other Terms & Conditions:

Electricity & Water :	All expenses related to electric & water connection on the land will be borne by the investor HFZ will assist the investor in obtaining the power & water connection. Provision for manifold at the quay side can be kept for loading / offloading the goods. Corridor for the pipe-way will be provided by HFZ
Pipeline Corridor Fee :	The pipeline corridor rate to be decided and the charges to be calculated in accordance with the area used by the pipelines.
Visas for Employees	The total approved number of visa is 0 ,If additional visas are required, the approval will be granted based on the HFZ evaluation and investor's justification. All labor bearing HFZ's visas will be accommodated at HFZ at a designated area. The investor will provide financial guarantee equivalent to 1 month's salary and return ticket (country of origin) of each employee bearing HFZ visas. The investor will also arrange workmen's compensation insurance for all their employees working in Hamriyah Free Zone.
Project Construction	The investor undertakes to start and implement the works on the project within 6 months from the date of possession of land. All land development to be carried out by investor. The investor will have access to service corridor for pipeline to the jetty. Pipeline charges will be charged separately at AED 25/-m2 per annum
Marine Operations	All marine charges will be borne by the investor according to SPA schedule of charges or any special

The Investor herby undertakes to construct on at least 30% of the land leased in accordance with all applicable rules and regulations (maximum plot development ratio: 60%) and also to organize and commence such construction activities within 6 months and complete the same promptly within another 6 months. It is understood that failure to do will lead to lease terminations without notice

The Investor, prior to the appointment of Consultant or Contractor, shall duly obtain specific approvals for the same from HFZA Engg. Dept.

The rent rates and other charges are indicative. Rent rates are applicable for 1 month within which the Agreement should be signed. All other charges as introduced and revised in accordance with the policies of the Free Zone Authority from time to time and applicable for all other Investors in the Free Zone will be applicable for you also

General Service Charges include charges for Name Allotment , Web-listing and General Free Zone Infrastructure Maintenance.
P O Box which is essential for a licence is to be arranged by Investors at own cost be directly with Empost which shall be renewed in January every year, irrespective of the initial service commencement date.

P O Box which is essential for a licence is to be arranged by Investors at own cost be directly with Empost which shall be **renewed in January every year, irrespective of the initial service commencement date.**

The investor undertakes to operate in Hamriyah Free zone with full compliance to Sharjah Municipality and HFZ's implementing, engineering and Environment, Health & Safety (EHS) rules and regulations.

Correspondences: All correspondences shall be sent to the address which is given in Address Form or to the investor's P O Box located at HFZ. No other claim regarding any alleged non-receipt of communication shall be entertained

The rates quoted are valid for immediate agreement only

For :
Dated 22-May-2014

For : Hamriyah Free Zone
Dated : 22-May-2014

Annex - 1
LIST OF HFZ CHARGES

Quot ID 1858
Company Nam QUALITY INTERNATIONAL CO. LTD FZE

Land - 4114 sqm	Rent Per m2/Per Y	Annual Ren
Year 1	AED 70.00	AED 89,944.00
Year 2	AED 70.00	AED 287,980.00
Year 3	AED 70.00	AED 287,980.00
Year 4	AED 70.00	AED 287,980.00
Year 5	AED 70.00	AED 287,980.00
Year 6	AED 70.00	AED 287,980.00
Year 7	AED 70.00	AED 287,980.00
Year 8	AED 70.00	AED 287,980.00
Year 9	AED 70.00	AED 287,980.00
Year 10	AED 70.00	AED 287,980.00
From Year 11 to 25	To be reviewed on "contract review date"	

PIPE LINE CHARGES: DHS.30/- SQMTR

Accommodation		
Junior (Accommodate 6 staff)	AED 2,100.00	per month
Senior (Accommodate 4 staff)	AED 2,100.00	per month
Visas & Administrative Charges		
New Visa charges(Employment)	AED 1,300.00	excluding medical card
Lease & License Charges		
Incorporation Fee	AED 9,000.00	
Branch of UAE/ Int'l company	AED 0.00	
License Fee	AED 3,500.00	per annum
P. O. Box charges	AED 1,000.00	Annually
Chamber of Commerce registration	AED 1,000.00	per annum
Engineering		
Building Permit Charges	AED 2.50	per sq m of built up area
Operational fitness certificate - OFC	AED 500.00	
OFC annual renewal	AED 100.00	
Sewa connection Charges	According to load requirement	
SEWA Deposit	According to load requirement	
Land Fill Material Charges	AED 3.00	per cu. meter

The plot rent rates and other charges are indicative. Plot rent rates are applicable for 1 month within which the agreement should be signed. All other charges are revised in accordance with the policies of the Free Zone Authority from time to time and applicable for all other investors in the free zone will be applicable

Signatrue of the Investor

Date: [signature]

Printed By: Dawood

Printed Date: 22/05/2014